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                                                                   EXHIBIT 10.29

                              SEPARATION AGREEMENT

        THIS SEPARATION AGREEMENT (the "Agreement"), which shall be effective as of March 31, 2000, by and between DIODES INCORPORATED, 3050 East Hillcrest Drive, Suite 200, Westlake Village, California 91362 ("DIODES"), and MICHAEL ROSENBERG, c/o David Rosenberg, 4924 Kilburn Court, Agoura Hills, California 91301 ("ROSENBERG"), is made with reference to the following facts:

        A. Beginning in 1989, ROSENBERG became a member of the Board of Directors of DIODES.

        B. On October 1, 1997, ROSENBERG became the President and Chief Executive Officer of DIODES.

        C. On or about October 25, 1999, ROSENBERG proposed the terms of an Employment Agreement between DIODES and ROSENBERG (the "Proposed Employment Agreement").

        D. A dispute has arisen between DIODES and ROSENBERG regarding the terms and conditions of the Proposed Employment Agreement, ROSENBERG's compensation and continued employment with DIODES.

        E. The parties are desirous of entering into this Agreement for the purposes of resolving all compensation and other issues between them.

        NOW, THEREFORE, it is hereby agreed as follows:

        1.    Termination Date.

              Effective March 31, 2000, ROSENBERG resigns his position as President, Chief Executive Officer, and Director of DIODES. ROSENBERG acknowledges that as of March 31, 2000 (with the exception of the consulting requirements set forth in Paragraph 8, below), all of his duties and involvement with DIODES shall cease.

        2.    Separation Compensation.

              Upon execution of this Agreement, ROSENBERG shall receive the following ("Separation Compensation"):

        (a) Any salary, group insurance, per diem or expense reimbursement due and owing up through March 31, 2000;

        (b) A severance payment in the sum of Two Hundred Thousand Dollars ($200,000.00);

        (c) A bonus in the sum of Two Hundred Sixty-Five Thousand Six Hundred Twenty-


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              One Dollars ($265,621.00);

        (d)   Moving expenses of Twenty Thousand Dollars ($20,000.00); and

        (e) Reimbursement of ROSENBERG's legal expenses incurred in connection with the negotiations surrounding the Proposed Employment Agreement and the negotiation of this Agreement in the sum of Seven Thousand Five Hundred Dollars ($7,500.00).

              All of the Separation Compensation (items (a) through (e), above) shall be wire transferred by DIODES to a bank account designated by ROSENBERG on March 31, 2000. ROSENBERG acknowledges that the Separation Compensation paid under this Agreement is in lieu of any and all other compensation or amounts to which he may be entitled, including, but not limited to, salary, bonus, expense reimbursement, and vacation pay.

        3.    Stock Options.

              Any and all options to purchase DIODES' stock, which are held by ROSENBERG as of March 31, 2000, and which have been fully vested, shall continue in full force and effect in accordance with their terms. Any and all stock options for DIODES' stock which are not fully vested as of March 31, 2000, shall terminate upon the execution of this Agreement and ROSENBERG shall have no further rights to those options or any further DIODES' stock options. The parties acknowledge that as of the date of this Agreement, ROSENBERG has the option to acquire thirty thousand (30,000) shares of DIODES' stock at an exercise price of Six Dollars ($6.00) per share. These options are fully vested and shall be unaffected by this Agreement.

        4.    Indemnification.

              Pursuant to Article IV of the Bylaws of DIODES, DIODES shall indemnify and hold ROSENBERG harmless from any claim, liability, or damages arising out of actions taken by ROSENBERG in the course and scope of his duties as an officer and director of DIODES. The extent of this indemnification shall be coextensive with the provisions of Article IV of the Bylaws. DIODES shall use reasonable commercially efforts to keep in full force and effect its directors and officers liability insurance.

        5.    Minutes of the Board of Directors.

              ROSENBERG acknowledges that he has carefully reviewed and hereby agrees, as a condition precedent to the effectiveness of this Agreement, that the minutes of the Board of Directors for the meetings which were held on, August 4, 1999, November 3, 1999, and March 20, 2000, and any and all other minutes of the Board of


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Directors during the 1999 calendar year, are true, correct, and accurate.

        6.    DIODES 10K Disclosure Statement.

              ROSENBERG represents and warrants, to the best of his knowledge, that the DIODES' Annual Report on Form 10-K for fiscal year 1999, which he signed as President of DIODES on March 30, 2000, is true and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. ROSENBERG further acknowledges that he is not in disagreement with DIODES on any matter relating to DIODES' operations, policies, or practices.

        7.    Employment Agreement.

              ROSENBERG acknowledges that the Proposed Employment Agreement was never accepted by or binding upon DIODES and, as a result, has no effectiveness. ROSENBERG hereby waives any and all rights which he may have against DIODES under the Proposed Employment Agreement. ROSENBERG acknowledges that his employment with DIODES was, at all times, "at will."

        8.    Consulting Period.

              ROSENBERG shall, for a period of sixty (60) days after the Effective Date of this Agreement, be available to consult with DIODES on any matter relating to his former positions with DIODES. Such consultation shall take place upon the request of any acting or permanent officer or director of DIODES. During this sixty (60) day period, DIODES shall have wide discretion in requesting consulting services from ROSENBERG. In return, ROSENBERG shall be reimbursed (in accordance with his current arrangement with DIODES) for travel, lodging, and use of a company automobile, continuation of coverage of ROSENBERG and his wife under DIODES' group health insurance, and a per diem of One Hundred Thirty-Nine Dollars ($139.00) for each day his consulting services are requested by DIODES during the consulting period.

        9.    Confidentiality.

              ROSENBERG acknowledges that throughout his business relationship with DIODES, he has come into possession of certain confidential, trade secret, and/or proprietary information which belongs to DIODES (hereinafter the "Confidential Information"). The Confidential Information includes (but is not limited to): (i) manufacturing processes; (ii) trade secrets, know-how and inventions; (iii) technical specifications and information; (iv)


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production techniques, processes and plans; (v) research and development projects (including ideas for publication and other intellectual property); (vi) names, addresses, and records of customers, vendors, distributors, end-users, and sales representatives; (vii) research, formulation, formulas, and testing;
(viii) pricing policies; (ix) sales/marketing plans; and (x) business and financial data information and records. ROSENBERG, with the intent of binding himself, his spouse, successors and assigns, agrees that he shall not, at any time use or disclose any of the Confidential Information. ROSENBERG shall not divulge the Confidential Information to any third party including, but not limited to, DIODES' competitors. All Confidential Information shall be and remain the sole and exclusive property of DIODES.

        10.   Exceptions to Confidentiality

              The obligation of confidentiality set forth herein shall not apply to any information (including the names of customers) which (a) is commonly known throughout the semiconductor industry; (b) has become generally available to the public other than by ROSENBERG'S breach of this Agreement, (c) is learned from a third party who is entitled to disclose such information; or (d) is already known to a party at the time the information is revealed.

        11.   Injunctive Relief.

              ROSENBERG acknowledges that any breach or threatened breach of the provisions of Paragraph 9 of this Agreement would cause irreparable injury which could not be adequately compensable in monetary damages and that the remedy at law for such breach will be entirely insufficient and inadequate to protect DIODES' legitimate interests. Therefore, ROSENBERG agrees that DIODES shall, at any and all times, be fully entitled to seek and obtain immediate temporary, preliminary and permanent injunctive relief for any breach of any provision of this Agreement, in addition to any and all other relief, damages, and/or remedies available at law or in equity.

        12.   Company Property.

              Upon the execution of this Agreement, ROSENBERG shall return to DIODES all company property (including Confidential Information) in whatever form (tangible or electronic), in his possession, except such property necessary to perform the consulting services, if requested, pursuant to Paragraph 8 of this Agreement. Any such Company property will be returned by ROSENBERG at the conclusion of the consulting services.

        13.   Release.

              With the exception of the executory provisions hereof, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, ROSENBERG, with the intent of binding himself, his spouse, heirs, executors, administrators, agents, employees, successors and assigns, hereby forever releases and


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discharges DIODES, its representatives, employees, agents, attorneys, directors, officers, subsidiaries, affiliates, successors, and assigns from any and all claims, demands, damages, debts, liabilities, accounts, causes of action, of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, which he may now have or at any time heretofore ever had or will have at any time in the future regarding ROSENBERG's employment and business relationship with DIODES, the termination thereof and all prior business relations between the parties whether based upon contract (express or implied) negligence, intentional or reckless act, or any other liability, matter, cause, thing, representation, non-disclosure, act or omission whenever occurring or existing at any time prior to and including the date of this Agreement. This release shall include, but not be limited to, each and every claim, demand, or cause of action which ROSENBERG has ever had or now has against DIODES including, but not limited to, any claim under the Civil Rights Act of 1866, Title 7 of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. 2000(e) et seq., the Americans With Disabilities Act of 1990, 29 U.S.C. 621 et seq., the Family and Medical Leave Act, the California Fair Employment and Housing Act, California Government Code Section 12940, et seq., any claim for wrongful termination, constructive discharge, defamation, libel, slander, state tort law, or any other statute, rule, regulation or principal of common law.

        14.   Section 1542 Waiver.

              It is the intention of the parties in executing this Agreement and in giving and accepting the considerations set forth above, that this Agreement shall be effective as a full and final accord and satisfaction and release of all claims. In furtherance of this intention, the parties acknowledge that they are each familiar with and waive the provisions of Section 1542 of the California Civil Code which provides as follows:

        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."



        15.   Unknown Information or Facts.

              The parties acknowledge that they are aware that they may hereafter discover facts in addition to or different from those which they now know or believe to be true. Nevertheless, by this Agreement, it is the intention of


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the parties that they fully, finally, and forever settle and release all matters relating to their prior relationship, claims, disputes, or differences between them, known or unknown, suspected or unsuspected. In furtherance of such intention, this Agreement shall be and remain in full force and effect notwithstanding the discovery of any additional or different facts.

        16.   Applicable Law; Invalidity

              This Agreement shall be governed by and construed in accordance with the laws of the State of California. If any section, sentence, clause, word, or combination thereof in this Agreement is judicially or administratively interpreted or construed as being in violation of any public policy, statutory or common law, rule, regulation, treaty, or decision of any government or governmental agency of any jurisdiction, such section, sentence, clause, word or combination shall be deemed automatically modified in that jurisdiction to conform to the requirements for validity as so interpreted. If any section, sentence, clause, word or combination cannot be so modified, it shall be inoperative and the remainder of this Agreement shall remain binding upon the parties and the enforceability of this Agreement, as a whole, shall be unaffected and remain in full force and effect.

        17. Amendments.

              This Agreement may not be amended unless and until such amendment is embodied in a written document and signed by all parties hereto.

        18.   Attorney's Fees.

              In the event of any legal action, lawsuit or other proceeding to enforce any term or provision of this Agreement, or to procure an adjudication or determination of the rights of ROSENBERG or DIODES, the prevailing party shall be entitled to recover from the other all of the prevailing party's actual attorney's fees, costs and expenses in connection with such proceeding.

        19.   Representation by Counsel.

              DIODES and ROSENBERG acknowledge that in entering into this Agreement, they have each been represented by counsel of their own choosing and that the provisions of this Agreement are fair, reasonable, and necessary in light of all of the facts and circumstances of the relationship between the parties.

        20.   Construction.

              This Agreement shall be construed as a whole, according to its fair meaning and not strictly for or against either party hereto and with no regard whatsoever to the identity or status of the person or persons who drafted


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all or a portion of this Agreement.

        21.   Binding Effect.

              This Agreement shall be binding upon and inure to the benefit of the parties, their spouses, heirs, successors, and assigns. The parties acknowledge and agree that, except as expressly set forth in this Agreement, no representations of any kind or character have been made by the other or by the other's attorney to induce them to enter into this Agreement.

        22.   Entire Agreement.

              This Agreement represents the entire, complete and final agreement between the parties hereto.

        23.   Counterpart Execution.

              This Agreement may be signed in counterparts. The execution of one or more counterparts of this Agreement by all parties hereto shall constitute full and complete execution of this Agreement.

        24.   Warranties.

              Each person who signs this Agreement represents and warrants that he or she has the full power and authority to execute this document on behalf of the party indicated and to bind that party to this Agreement.

        25.   Additional Documents.

              The parties agree to execute such additional documentation, cooperate with each other, and to perform such further acts as may be reasonably necessary to effectuate the terms, provisions and intent of this Agreement.


"DIODES"                                 "ROSENBERG"

DIODES INCORPORATED


/s/ Raymond Soong                        /s/ Michael Rosenberg
-----------------------------------      ------------------------------------
RAYMOND SOONG                            MICHAEL ROSENBERG
Chairman of the Board